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                                                               Exhibit 24.2
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                              POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of CPFILMS INC. (the "Company"), a Delaware corporation with its general offices in the County of Henry, Virginia, does hereby make, constitute and appoint Karl R. Barnickol and Karen L. Knopf, or either of them acting alone, to be his or her true lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 and any and all amendments thereto to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), including any subsequent registration statement filed pursuant to Rule 462(b), covering the registration of senior and subordinated debt securities, guarantees of debt securities, common stock, preferred stock, or any hybrid or combination thereof, equity purchase contracts, and equity purchase units ("Securities"), including without limitation, warrants or other rights to purchase Securities and Securities convertible into other Securities, to be issued from time to time after the Registration Statement becomes effective, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 26th day of February, 2002.


/s/ Ken Vickers                              /s/ G. Bruce Greer, Jr.
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Ken Vickers                                  G. Bruce Greer, Jr.
President and Director                       Director
(Principal Executive Officer)


/s/ Philip Solomon                           /s/ Victoria M. Holt
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Philip Solomon                               Victoria M. Holt
Vice President, Treasurer,                   Director
Assistant Secretary and
Director (Principal Accounting
and Financial Officer)


                                             /s/ J.F. Quinn
                                             -------------------------------
                                             Jeff F. Quinn
                                             Director